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                                                                  Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

Pathmark Stores, Inc.
Woodbridge, New Jersey

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-59612 of Pathmark Stores, Inc. on Form S-1 of our report dated April 23, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Independent Auditors" in such Prospectus.



Deloitte & Touche  LLP
Parsippany, New Jersey

June 25, 1997